SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant: [X] Filed by a Party other than the Registrant:
Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to 240.14-11(c) or 240.14a-12

                            ZEVEX INTERNATIONAL, INC.

                (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X} No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:



        2) Aggregate number of securities to which transaction applies:



        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set Forth the amount on which the filing fee is calculated and state how it was determined):



        4) Proposed maximum aggregate value of transaction:



        5) Total fee paid:



         Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:



         2)       Form, Schedule or Registration Statement No.:



         3)       Filing Party:



         4)       Date Filed:

                            ZEVEX INTERNATIONAL, INC.
                              4314 ZEVEX Park Lane
                           Salt Lake City, Utah 84123

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 JUNE 4, 1998.

To the Shareholders:

         The annual meeting of the shareholders (the "Annual Meeting") of ZEVEX International, Inc., (the "Company") will be held on June 4, 1998, at the Company's corporate offices, 4314 South ZEVEX Park Lane (670 West), Salt Lake City, Utah 84123, at 3:00 p.m., Mountain Time, to consider and vote on the following proposals:

     1. To elect Dean G. Constantine, David J. McNally, Phillip L. McStotts, Bradly A. Oldroyd and Darla R. Gill as directors of the Company to serve a one-,two-, or three-year term, or until their successor is duly elected and qualified.

     2. To ratify the  appointment  by the Board of  Directors  of Ernst & Young
LLP, certified public accountants, as independent auditors for the year ended December 31, 1998.

     3. To approve certain changes to the Company's Amended 1993 Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 19, 1998, ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF. YOUR ATTENDANCE AT THE ANNUAL MEETING IS IMPORTANT. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS



By /s/ Dean G. Constantine
Dean G. Constantine, Chairman
Dated: May 7, 1998

                            ZEVEX INTERNATIONAL, INC.
                              4314 ZEVEX Park Lane
                           SALT LAKE CITY, UTAH 84123


                                 PROXY STATEMENT


This proxy statement is furnished to the shareholders of ZEVEX International, Inc., a Delaware corporation (hereafter "ZEVEX," or the "Company"), in connection with its annual meeting of shareholders (the "Annual Meeting") to be held on June 4, 1998, at the Company's corporate offices, 4314 ZEVEX Park Lane (670 West) Salt Lake City, Utah, 84123, at 3:00 p.m., Mountain Time, and at any adjournment(s) thereof. This proxy statement and the notice of Annual Meeting are first being mailed to shareholders on or about May 7, 1998.

         A PROXY FOR USE AT THE ANNUAL MEETING IS ENCLOSED. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A SHAREHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM OR HER BY ATTENDING THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

         Management of the Company is soliciting proxies in connection with the Annual Meeting. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may be made by telephone, telegraph, or personal contact by certain officers, employees and consultants of the Company who will not receive any special compensation or remuneration therefor.

         Only holders of record of the 3,294,426 shares of the Company's Common Stock outstanding, as of April 19, 1998 (the "Record Date"), are entitled to vote at the Annual Meeting. Each shareholder has the right to one vote for each share of the Company's Common Stock owned by him or her. Cumulative voting for the election of directors or for any other purpose is not provided for. Stock representing a majority of the 3,294,426 shares of the Company's Common Stock issued and outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

         At the Annual Meeting, the shareholders will consider and vote on the following proposals:

         1. To elect Dean G. Constantine, David J. McNally, Phillip L. McStotts, Bradly A. Oldroyd and Darla R. Gill as directors of the Company to serve a one-, two-, or three-year term,or until their successor is duly elected and qualified.

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the year ended December 31, 1998.

         3. To approve certain changes to the Company's Amended 1993 Stock Option Plan.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Any holders of the Company's Common Stock intending to present proposals at the annual meeting of the Company's shareholders in 1999 must address those proposals to the Secretary of the Company at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123. Such proposals must be received by the Company no later than January 1, 1999, to be included in the proxy statement in connection with that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock (par value $0.001) as of March 30, 1998, by (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. As of such date, the Company had a total of 3,294,426 shares of Common Stock outstanding. Unless indicated otherwise, the address for each officer, director and 5% shareholder is c/o the Company, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123.

                                                     Number of              Percent
  Name                                             Shares Owned           of Class(1)
 -------------------------------------------- ------------------------ -------------------
 Kirk Blosch(2)                                       550,000                14.8%
 Jeff Holmes(3)                                       550,000                14.8%
 Blosch & Holmes, L.L.C.(4)                           250,000                 7.6%
 Dean G. Constantine(5)                               264,600                 8.0%
 David J. McNally(6)                                  252,598                 7.6%
 Phillip L. McStotts(7)                               161,800                 4.9%
 Bradly A. Oldroyd(8)                                  8,000                   *
 Darla R. Gill(9)                                      6,480                   *
 All Officers and Directors
 as a Group (5 persons)                               693,478                20.7%
 *Less than 1%

(1) For each shareholder, the calculation of percentage of beneficial ownership is based on 3,294,426 shares of Common Stock outstanding as of March 30, 1998, and shares of Common Stock subject to options held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options and conversion rights to obtain additional securities and that no other shareholder has exercised such rights. Except as indicated otherwise below, the persons and entity named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(2) Includes 125,000 shares of Common Stock held directly by Mr. Blosch, 175,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days, and 250,000 shares of Common Stock held by Blosch & Holmes, L.L.C. of which Mr. Blosch is a principal (and which 250,000 shares are also reported as beneficially owned by Mr. Holmes and Blosch & Holmes, L.L.C.). Mr. Blosch's address is 2081 S. Lakeline Drive, Salt Lake City, UT 84109.

(3) Includes 125,000 shares of Common Stock held directly by Mr. Holmes, 175,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days, and 250,000 shares of Common Stock held by Blosch & Holmes, L.L.C. of which Mr. Holmes is a principal (and which 250,000 shares are also reported as beneficially owned by Mr. Blosch and Blosch & Holmes, L.L.C.). Mr. Holmes' address is 8555 E. Voltaire Ave., Scottsdale, AZ 85260.

(4) Includes 250,000 shares of Common Stock held by Blosch & Holmes, L.L.C. of which Messrs. Blosch and Holmes are principals (and which 250,000 shares are also reported as beneficially owned by Mr. Holmes and Mr. Blosch). The address for Blosch & Holmes, L.L.C. is 2081 S. Lakeline Drive, Salt Lake City, UT 84109.

(5) Chief Executive Officer, President, and Chairman of the Company. Includes 12,400 shares of Common Stock issuable upon exercise of options held by Mr. Constantine that are currently exercisable or will become exercisable within 60 days, and 100 shares of Common Stock owned by each of his dependent children. Excludes 70,000 shares of Common Stock issuable upon exercise of options held by Mr. Constantine that are not currently exercisable and will not become exercisable within 60 days.

(6) Vice President, Marketing Director, and director of the Company. Includes 12,400 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are currently exercisable or will become exercisable within 60 days. Excludes 70,000 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are not currently exercisable and will not become exercisable within 60 days.

(7) Chief Financial Officer, Secretary, Treasurer, and director of the Company. Includes 12,400 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are currently exercisable or will become exercisable within 60 days. Excludes 70,000 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are not currently exercisable and will not become exercisable within 60 days.

(8) Director. Includes 8,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(9) Director. Includes 480 shares of Common Stock held directly and 6,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all directors and executive officers during 1997 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Messrs. Constantine, McNally and McStotts each did not timely file one report on Form 4.

                       PROPOSAL 1 - ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

         The Company recently changed its state of incorporation from Nevada to Delaware. Pursuant to the Company's Delaware Certificate of Incorporation and Bylaws, the Company's Board of Directors has been divided into three classes, with only a single class subject to re-election each year. The initial re-election of the Board of Directors under this procedure requires the directors to be nominated to serve a one-, two-, or three-year term depending upon the class into which they have been divided. Thereafter, any director, whether elected or re-elected, will serve a three-year term. These three classes contain all seven of the Company's directorships. Two classes each contain two directorships and one class contains three directorships.

         There are five members of the current Board of Directors. The Company intends to fill two open positions on its Board of Directors. The term of office for the current Board of Directors expires at the Annual Meeting. All have been nominated for re-election to the Board of Directors for terms expiring in the year set forth on the table below. The names of the five nominees, their ages, the years they have been directors of ZEVEX, and their current positions with ZEVEX (where applicable) also appear on the following pages. The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided in the form of proxy enclosed. If elected, nominees will serve as directors of the Company for the period set forth opposite their name or until their successor is duly elected and qualified. If the two open positions on the Board of Directors are filled, the directors who are elected to fill the vacancies will serve until the annual meeting of shareholders in 2001, or until their successor is duly elected and qualified.

         Shares represented by proxies returned and duly executed will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named below to serve the terms corresponding to their names. Each nominee for director will be elected by a majority of the votes cast at the Annual Meeting. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee(s) by entering the names of such nominee(s) in the space provided for such purpose on the enclosed proxy card. Proxies will be voted "FOR" the election of the five nominees for the terms corresponding to their names unless instructions to "withhold" votes are set forth on the proxy card. Withheld votes will not influence voting results. Abstentions may not be specified as to the election of directors. The Board of Directors recommends that shareholders vote to elect the five nominees named below for the Board of Directors for the terms of office corresponding to their names.

NOMINEES FOR DIRECTOR

         The following table sets forth the name, age and principal position of each nominee for director as well as the expiration of each director nominee's proposed term of office. Each of the directors holds the same office with ZEVEX, Inc., a wholly-owned subsidiary of the Company, through which the Company conducts its operations.

                                                                                                            Expiration
            Name               Age                                 Position                                  of Term
------------------------------ -------- ---------------------------------------------------------------- -----------------

Dean G. Constantine              45     President, Chief Executive Officer and Director                        2001
David J. McNally                 36     Vice President, Director of Marketing and Director                     2000
Phillip L. McStotts              40     Chief Financial Officer, Secretary/Treasurer and Director              1999
Bradly A. Oldroyd                40     Director                                                               2000
Darla R. Gill                    46     Director                                                               1999

         Certain biographical information with respect to each of the officers and directors is set forth below.

         Dean G. Constantine is a founder of the Company and has served as the Company's CEO, President, and Chairman of the Board since its inception in 1986. Prior to joining the Company, he was employed by EDO Corporation, Western Division, in Salt Lake City, Utah, from October 1985 to September 1987, and from January 1971, to June 1983. During his nearly fifteen years of employment with EDO Corporation, Mr. Constantine had various responsibilities including project supervision, management of engineering for commercial and industrial transducers, and research and development. From July 1983, through October 1985, Mr. Constantine was employed as an engineering specialist at Northrop Corporation Electro-Mechanical Division, Anaheim, California, where his responsibilities included engineering project management and applications engineering.

         David J. McNally is a founder of the Company and has served as the Company's Vice President and Marketing Director, and as a director since its inception in 1986. Prior to joining the Company, he was employed by EDO Corporation in Salt Lake City, Utah as a marketing manager of transducers from October 1985 to September 1987. From June 1984 to October 1985, Mr. McNally was employed by Physical Acoustics Corporation, a Princeton, New Jersey based manufacturer of acoustic testing systems, as its regional sales manager for the Southeastern United States. From June 1983, to June 1984, he was employed by Hercules, Inc., in Magna, Utah, as an advanced methods development engineer. Mr. McNally received a Bachelor of Science Degree in Mechanical Engineering from LaFayette College in May 1983 and a Master of Business Administration Degree from the University of Utah in June 1992.

         Phillip L. McStotts is a founder of the Company and has served as the Company's CFO, Secretary, and Treasurer, and as a director since its inception. In addition to running his own professional corporation since October 1986, Phillip L. McStotts, CPA, Mr. McStotts was employed from May 1985 to September 1986, as an accountant with the Salt Lake City firm of Chachas & Associates, where he was tax manager. He has also worked in the tax departments of the regional accounting firms of Pearson, Del Prete & Company, and Petersen,
Sorensen & Brough. Mr. McStotts received a Bachelor of Science Degree in Accounting from Westminster College in May 1980, and received a Master of Business Administration Degree in Taxation from Golden Gate University in May 1982.

         Bradly A. Oldroyd has been a director of the Company since October 1991. He is the founder, president and principal shareholder of Pinnacle Management Group, a Salt Lake City-based personnel services firm. He is also a member of the faculty of the University of Phoenix campus in Salt Lake City, where he teaches management and marketing courses in undergraduate and graduate programs. Mr. Oldroyd received a Bachelor of Science degree in Marketing from Utah State University in 1981 and a Master of Business Administration Degree from the University of Utah in 1982.

     Darla R. Gill is the founder and President of Momentum Medical Corp., a Salt Lake City-based manufacturer and distributor of home health care products. Ms. Gill is also sole proprietor of DRG Enterprises, a consulting company specializing in marketing, sales and new product development. Ms. Gill was a founder of Merit Medical Systems, Inc., in Salt Lake City, and served until 1992 as Executive Vice President and Director. She was also previously employed by Utah Medical Products, Inc., where she served as Vice President of Marketing and Sales. Ms. Gill also currently serves as a Director of the Board of NYB Corporation in Salt Lake City. Ms. Gill graduated from the University of Phoenix with a Bachelors Degree in Business Administration in 1988.

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

                 Name                     Age                             Position
--------------------------------------- -------- ------------------------------------------------------------

Dean G. Constantine                       45     Chairman, President and Chief Executive Officer
David J. McNally                          36     Vice President, and Director of Marketing
Phillip L. McStotts                       40     Chief Financial Officer and Secretary/Treasurer

Each of the executive officers holds the same offices with ZEVEX, Inc., a wholly-owned subsidiary of the Company, through which the Company conducts its operations. For the biographies of Messrs. Constantine, McStotts and McNally, see "NOMINEES FOR DIRECTOR."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee is composed of Ms. Darla R. Gill and Mr. Bradly A. Oldroyd. The Compensation Committee is also composed of Ms. Gill and Mr. Oldroyd. The Audit Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the Company's auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. The Compensation Committee makes recommendations to the Board of Directors regarding remuneration of the executive officers and directors of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held three meetings during the last fiscal year. The Audit Committee held one meeting during the last fiscal year. The Compensation Committee held one meeting during the last fiscal year.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an employee of the Company or its subsidiary a director's fee of $500 per Board of Directors meeting attended, $250 for any annual meeting attended, and $125 per hour for any special meeting attended. Additionally, the Company has issued stock options to the non-employee directors in the past and may do so in the future. Although the Company may also issue stock options to directors who are employees for their service as directors, these employee directors currently receive no additional compensation for serving as directors or attending meetings of directors or shareholders.

COMPENSATION OF EXECUTIVE OFFICERS

     None of the executive officers has an employment agreement with the Company. The following table sets forth the compensation paid by the Company to each of the Company's executive officers during the three-year period ended December 31, 1997.

                                                 SUMMARY COMPENSATION TABLE
                                                                                        Long Term Compensation
                                                                          ----------------------------------------------------
                                              Annual Compensation                  Awards                    Payouts
                                       ---------------------------------- -------------------------- -------------------------
             (a)                (b)        (c)         (d)        (e)          (f)          (g)         (h)          (i)
                                                                 Other     Restricted                                All
 Name and                                                        Annual       Stock                     LTIP        Other
 Principal Position             Year     Salary       Bonus      Comp.       Awards       Options     Payouts       Comp.
 ----------------------------- ------- ------------ ----------- --------- -------------- ----------- ----------- -------------
 Dean G. Constantine            1997      $105,000     $11,125                  0            0           0          $4,207(1)
 CEO and President              1996       $77,917     $12,189                  0            0           0          $6,286(1)
                                1995       $69,375     $10,102                  0            0           0          $4,712(2)

 David J. McNally               1997      $105,000     $11,125                  0            0           0          $4,207(1)
 Vice President                 1996       $77,917     $12,189                  0            0           0          $6,286(1)
                                1995       $69,375     $10,102                  0            0           0          $4,712(2)

 Phillip L. McStotts            1997      $105,000     $11,125                  0            0           0          $4,207(1)
 Secretary/Treasurer            1996       $77,917     $12,189                  0            0           0          $6,286(1)
                                1995       $69,375     $10,102                  0            0           0          $4,712(2)

(1) Represents the amount paid by the Company as a contribution to the Company's 401(k) Pension and Profit Sharing Plan on the officer's behalf.

(2) Represents $2,631 paid by the Company as a contribution to the Company's 401(k) Pension and Profit Sharing Plan on the officer's behalf and $2,081 as each officer's portion of the contribution made by the Company into its Employee Stock Ownership Plan.

OPTIONS GRANTS IN LAST FISCAL YEAR

         Effective September 30, 1997, the Compensation Committee approved the grant of Common Stock purchase options for 70,000 shares each to Messrs. Constantine, McNally, and McStotts. The options vest over a four-year period and are exercisable at a price of $16.44 per share. On June 19, 1997, the Company granted Common Stock purchase option for 1,000 shares each to Darla R. Gill and Bradly Oldroyd, the Company's two non-employee directors. The options vest immediately and are exercisable at a price of $17.50 per share. On February 13, 1997, the Company granted Common Stock purchase options for 7,000 shares each to Messrs. Constantine, McNally and McStotts. The options vest immediately and are exercisable at a price of $3.85 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth the options exercised during the year ended December 31, 1997, by each executive officer of the Company and the value of options held by such persons at such year-end.

                                                                                 Value of
                                                        Number of                Unexercised
                                                        Unexercised              In-the-Money
                                                        Options at               Options at
                                                        FY-End                   FY-End
                           Shares
Name and                   Acquired     Value           Exercisable/             Exercisable/
Principal Position         on Exercise  Realized        Unexercisable            Unexercisable
Dean G. Constantine
President                        0           0          12,400/70,000            62,300/0

David J. McNally
Vice President                   0           0          12,400/70,000            62,300/0

Phillip J. McStotts
Secretary/Treasurer              0           0          12,400/70,000            62,300/0

         Of the unexercised options listed above for each of Messrs. Constantine, McNally and McStotts, 5,400 were granted on December 17, 1992, and expire on December 16, 2001. The exercise price on these above options is $5.00. Of the unexercised options listed above for each of Messrs. Constantine, McNally and McStotts, 7,000 were granted on February 13, 1997, and expire on February 12, 2002. The exercise price on these above options is $3.85. Of the unexercised options listed above for each of Messrs. Constantine, McNally and McStotts, 70,000 were granted on September 30, 1997 and expire on September 29, 2002. The exercise price on these above options is $16.44. The value of the unexercised options was determined by reference to the closing price for the Company's Common Stock on the American Stock Exchange as of the end of the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has granted demand registration rights, for a two-year period commencing February 1, 1998, with respect to 350,000 shares of Common Stock issuable upon the exercise of warrants held by Kirk Blosch and Jeff W. Holmes, two of the Company's principal shareholders. The Company has agreed to pay the registration expenses arising in connection with the registration of these shares. The selling expenses will be paid by Messrs. Blosch and Holmes.

         On April 15, 1997, the Company entered into a consulting contract with DMG Advisors, L.L.C., a Nevada limited liability company ("DMG"). Kirk Blosch and Jeff W. Holmes, two of the Company's principal shareholders, are members and managers of DMG. Under the consulting contract, the Company paid an initial fee of $50,000 and is paying $10,000 per month through April 15, 1999 in exchange for the consulting services of DMG in the nature of strategic planning, public relations, advice regarding financings, and the identification and evaluation of potential acquisitions of new products or companies. The Company is also obligated to pay reasonable business expenses incurred by DMG.

         Pursuant to a Stock Purchase Agreement, dated December 31, 1996 between the Company and Blosch & Holmes, L.L.C., a Utah limited liability company ("Blosch & Holmes"), as amended on September 30, 1997, Blosch & Holmes has the right to appoint one member of the Company's board of directors, provided that such nominee must be acceptable to the Company. Kirk Blosch and Jeff W. Holmes, principal shareholders of the Company, are the two member/managers of Blosch & Holmes. The right to appoint a member of the Company's board of directors expires when Blosch & Holmes, together with Kirk Blosch and Jeff W. Holmes, no longer holds at least 6.5% of the voting stock of the Company. Blosch & Holmes has not exercised this right.

         For a description of the compensation arrangements between the Company and its officers and directors, see "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses, and other benefits payable to the Company's officers. The Compensation Committee is composed of Ms. Darla R. Gill and Mr. Bradly A. Oldroyd, both independent non-employee directors.

         The goals of the Compensation Committee in establishing compensation for executive officers are to align executive compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consist of the following:

     i. Recommending executive officer total compensation in relation to Company performance;
     ii. Providing a competitive compensation program in order to attract, motivate and retain qualified personnel;
     iii. Providing a management tool for focusing and directing the energies of the Company's three executives toward achieving individual and corporate objectives; and
     iv.Providing long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

         The Company's executive compensation consists of three components: base salary, annual incentive compensation in the form of cash bonuses and stock options, each of which is intended to complement the others, and together to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below:

         Base Salary. The Compensation Committee considers several factors in determining base salaries for the Company's three executive officers, including industry averages for comparative positions, responsibilities of the executive officers, length of service with the Company, and corporate and individual performance.

         Cash Bonuses. Cash bonuses paid to the Company's three executive officers are discretionary and are based on the relative success of the Company in attaining certain financial objectives and the three officers' contribution to the achievement of those financial objectives.

         Stock Options. Stock options provide additional incentives to the Company's three executive officers to maximize long-term shareholder value. The options that have been granted vest over a defined period to encourage these officers to continue their employment with the Company. The Company also grants stock options to all employees, commensurate with their potential contributions to the Company.

Chief Executive Officer Compensation

         Dean G. Constantine has been President and Chief Executive Officer of the Company since its incorporation in 1986. For fiscal year 1997, Mr. Constantine received compensation consisting of a salary of $110,000, a cash bonus of $11,125, and options to purchase 77,000 additional shares of the Company's Common Stock. In determining Mr. Constantine's compensation, the Compensation Committee evaluates corporate performance, individual performance, compensation paid to the Company's two other executive officers, and compensation paid to chief executive officers of comparable companies. Through his equity ownership in the Company, consisting of 252,200 shares of Common Stock and options to purchase 82,400 shares of Common Stock, Mr. Constantine shares with other shareholders of the Company a significant stake in the success of the Company's business.

                          COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                                     Darla R. Gill
                                                     Bradly A. Oldroyd

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a comparison of the cumulative total shareholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Company's Peer Group, consisting of Novametrix Medical, Applied Biometrics, Inc., Candela Laser Corporation, Invivo Corporation, Zoll Med Corporation, Lectec Corporation and Medstone International. The Company derived its Peer Group from the American Stock Exchange Institutional Management Report. The graph assumes $100 is invested in the Company's Common Stock and in each of the two indices at the closing market quotation on December 31, 1992 and that dividends are reinvested.

         The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                            1992    1993     1994     1995     1996    1997
                            ------- -------- -------- -------- ------- --------

Russell 2000                   100      112      110      137     160      184
Peer Group                     100      133       88      118     120       90
ZEVEX                          100       97       82       85      77      211




               PROPOSAL 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") for the Company as independent certified public accountants to examine the Company's financial statements for the year ended December 31, 1998. During 1997, Ernst & Young examined the accounts of ZEVEX and its subsidiaries and also provided other audit services to ZEVEX in connection with Securities and Exchange Commission filings. Representatives of Ernst & Young will be present at the Annual Meeting, but are not expected to make any formal presentation.

     On April 10, 1997, the Company engaged Ernst & Young as its principal accountants to audit the Company's financial statements for the year ended December 31, 1997. The appointment of Ernst & Young was approved by the Audit Committee of the Board of Directors of the Company. The Company discontinued its relationship with its former independent accountants, Daines and Rasmussen, P.C., effective with the appointment of Ernst & Young. The change in independent accountants resulted from strategic planning by the Board of Directors and the Audit Committee for the long-term accounting and auditing needs of the Company.

         There were no disagreements with the Company's former accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction. During the two years ended December 31, 1996, the reports of the Company's independent accountants did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy is required for the approval of the selection of the Company's independent certified public accountants. The Board of Directors believes such selection is in the best interest of the Company, and recommends that shareholders vote "FOR" the proposal.



PROPOSAL 3 - INCREASE IN NUMBER OF SHARES UNDER THE AMENDED
                             1993 STOCK OPTION PLAN


AMENDED 1993 STOCK OPTION PLAN

         The Compensation Committee of the Board of Directors has increased the number of shares reserved for issuance under the Company's Amended 1993 Stock Option Plan (the "Stock Option Plan") from 240,000 shares of Common Stock to 600,000 shares of Common Stock. Because the Company may issue incentive stock options ("ISO's") under the Stock Option Plan, Section 422 of the Internal Revenue Code requires shareholder approval of the increase. In addition, Section 711 of the American Stock Exchange Rules requires such shareholder approval to be solicited pursuant to Securities and Exchange Commission ("SEC") Rules. If this increase is approved by the Shareholders, it will be effective as of November 20, 1997. Described below are the material features of the Stock Option Plan and certain information about stock option grants that have been issued under the Stock Option Plan to date.

GENERAL

         The Stock Option Plan provides for the grant of a variety of awards, including ISO's, non-qualified stock options ("NSO's"), stock appreciation rights, and shares of Common Stock (collectively, "Awards"). The Stock Option Plan is administered either by the Board of Directors or a committee of the Board of Directors (the "Administrator"). Awards are made in the discretion of the Administrator and may be made to Company officers, directors, employees, and other persons as determined by the Administrator. Presently, there are three executive officers, two non-employee directors, and 86 other employees of the Company currently employed by the Company (as well as all future employees) are eligible to participate in the Stock Option Plan.

         Currently, a maximum of 600,000 shares of Common Stock (subject to adjustment in the event of stock split or other changes in the Common Stock as provided in the Stock Option Plan) may be awarded under the Stock Option Plan. The Board of Directors can increase the number of shares that may be awarded under the Stock Option Plan. To the extent: (i) options expire prior to exercise, (ii) restricted shares of Common Stock are forfeited, or (iii) the recipient of an Award does not otherwise receive the full number of shares of Common Stock that might have been issued to the recipient, such shares will again be available for award under the Stock Option Plan. The unexercised portion of any Award made to a director, officer, or employee of the Company will be null and void if such person is terminated or resigns from the Company within six months of the date of the Award. Each Award will be evidenced by an agreement incorporating the Stock Option Plan's terms and conditions and other relevant provisions. The Company intends to file a registration statement under the Securities Act of 1933 with respect to the shares issued and reserved for issuance under the Stock Option Plan in the near future. Until such time, shares issued under the Stock Option Plan will be "restricted" as defined under SEC Rule 144.

THE ADMINISTRATOR

         As mentioned above, the Administrator of the Stock Option Plan will be the Board of Directors or a committee of the Board of Directors. Such committee must be made up of two or more "non-employee directors" (as defined under SEC Rule 16(b)(3)). The Administrator has full authority and discretion in the administration of the Stock Option Plan, including the designation of those persons receiving Awards, the number of shares to be covered by options, stock appreciation rights or stock awards, the exercise price and other terms of options, and the other terms of stock appreciation rights or other tandem awards. Further, the Administrator may specify additional terms and conditions that may be placed upon receiving an Award. The Administrator's decisions in the administration of the Stock Option Plan shall be final and binding on all persons for all purposes.

OPTIONS AND STOCK APPRECIATION RIGHTS

         ISO's may be granted under the Stock Option Plan only to employees of the Company and must be at a price per share not less than 100% of the fair market value of the Common Stock at the date of the grant (110% for optionees holding 10% or more of the Company's Common Stock). The Stock Option Plan limits grants of ISO's that may be exercised for the first time by the holder during any calendar year to $100,000 in market value. Each ISO, unless sooner terminated, expires within five years from the date of grant for optionees holding more than 10% of the Company's Common Stock. No ISO's will be granted after ten years following the effective date of the Stock Option Plan.

         New Non-Qualified Stock Options ("NSO's") may also be issued under the Stock Option Plan. NSO's are not subject to the requirements of the Code and, therefore, may not contain the same restrictions as ISO's issued under the Stock Option Plan. To date, the Company has issued only 14,000 NSO's under the Stock Option Plan.

         The exercise period for NSO's is set by the Administrator in its discretion. The exercise price for options may be paid to the Company, in the discretion of the Administrator, in cash, shares of Common Stock, or payments over time. Generally, an option or stock appreciation right may be exercised only by the holder within three months after his or her termination of employment (twelve months if due to disability) unless the Administrator determines otherwise. Such option or stock appreciation right may be exercised no later than twelve months following an active employee's death unless the Administrator determines otherwise, but in no event later than the expiration of the exercise period for the option or stock appreciation rights. An Award is terminated immediately upon termination of an employee for material misconduct. Except for ISO's, Awards generally are transferable to a holder's family member, a trust for the benefit of the holder or family member, a charity, by will, or by the laws of descent and distribution. ISO's are exercisable during an optionee's lifetime only by such optionee and are transferable only upon death by will or the laws of descent or distribution.

STOCK AWARDS

         Shares of Common Stock awarded under the Stock Option Plan or issued in connection with another Award granted under the Plan may be issued subject to a restriction period set by the Administrator during which time the shares may not be sold, transferred, assigned or pledged. The Administrator may provide for other restrictions and termination provisions that it deems appropriate in its discretion.

AMENDMENTS

         The Administrator may amend the Stock Option Plan at any time, subject to the rights of the holders of outstanding Awards as specified in their Award agreements.

AWARDS UNDER THE STOCK OPTION PLAN

         As of December 31, 1997, options for 313,690 shares of Common Stock were outstanding under the Stock Option Plan at exercise prices ranging from $2.50 to $17.50 per share, and at a weighted-average exercise price of $12.39 per share. These options have expiration dates ranging from five to seven years. Based on a closing price of $9.375 for the Company's Common Stock on the American Stock Exchange as of December 31, 1997, the total market value of unexercised options granted under the Stock Option Plan (as computed according to the weighted-average exercise price of $12.39) at that date was ($945,775.35). As of December 31, 1997, options for 44,610 shares had been exercised, leaving 241,700 shares available for future grant under the Stock Option Plan. No other forms of Award have been granted under the Stock Option Plan. The stock options outstanding under the Stock Option Plan are summarized below:

                                        Shares Subject to
          Option Holder                      Options
----------------------------------- --------------------------

Dean G. Constantine(1)                         82,400
David J. McNally(1)                            82,400
Phillip L. McStotts(1)                         82,400
Current Executive Officers
As a Group(1)                                 247,200
Current Directors Who
Are Not Executive Officers                     14,000
All Employees Who
Are Not Executive Officers                     52,490
Total                                         313,690

     (1) The three executive officers of the Company are: Dean G. Constantine, President and Chief Executive Officer; David McNally, Vice President and
Marketing Director; and Phillip McStotts, Chief Financial Officer and Secretary/Treasurer. Of the options held by each of these officers, only options for 12,400 shares are exercisable, as of December 31, 1997, by each officer.

FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDMENT TO THE 1993 STOCK
OPTION PLAN

         The following describes the general federal income tax consequences of the various Awards to employees of the Company. An employee will not realize any income at the time an ISO is granted nor upon exercise of an ISO. However, the difference between the option exercise price and the Common Stock's fair market value at the time of exercise will be taken into account for purposes of the employee's alternative minimum income tax, if any.

         Upon the subsequent disposition of shares of Common Stock acquired by the exercise of an ISO more than (i) two years after the ISO is granted and (ii) one year after the transfer of shares of Common Stock upon the exercise of such option, the employee's basis for determining the capital gain or loss realized upon such disposition will be the option price. If the subsequent disposition of stock occurs before these special holding requirements are met, the employee generally will recognize ordinary income upon such disposition equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price.

         An employee will not realize any income at the time a non-qualified stock option or stock appreciation right is granted. Upon the employee's exercise of a non-qualified stock option, the difference between the fair market value of the Common Stock at the time of exercise and the option price will be ordinary income to the employee. Similarly, the amount of cash and the fair market value of the Common Stock received upon the employee's exercise of a stock appreciation right will be ordinary income to the employee. However, any employee who receives restricted Common Stock, either as an Award or upon exercise of an option or a stock appreciation right, will realize, as ordinary income at the time of the lapse of the restrictions, an amount equal to the fair market value of the Common Stock at the time of such lapse (less the option price for such shares if purchased by exercising an option) unless an appropriate election is made in which case the employee will recognize ordinary income as if the Common Stock had not been restricted. At the time the employee realizes ordinary income, the Company will be entitled to a deduction in the same amount as the ordinary income realized by the employee.

         The foregoing is only a summary of the effect of federal income taxation upon an employee with respect to the grant and exercise of options and the receipt of other Awards under the Stock Option Plan. This summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an employee may reside.

VOTE REQUIRED

         The increase in the number of shares reserved for issuance under the Stock Option Plan will be submitted to stockholders for their approval at the Annual Meeting. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for this approval. The Board of Directors believes that this increase is in the best interest of the Company and recommends that shareholders vote "FOR" the proposal.

                             ADDITIONAL INFORMATION


         The Company is subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, Commission File No. 33-19583, and in accordance therewith files reports on Forms 10-Q, 10-K, and 8-K with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected, and copies can be obtained at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Company will provide without charge to any shareholder of the Company, upon written or oral request of any such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1997 (not including exhibits). Such requests should be addressed to ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123,
Attention: Phillip L. McStotts, Secretary.  (Telephone: (801) 264-1001).



                                  OTHER MATTERS


         The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters are properly addressed and resolved, the proxies will vote on such matters in accordance with their best judgement.

By order of the Board of Directors,
Dean G. Constantine
Chairman

                           (front side of proxy card)

                                      PROXY
                            ZEVEX INTERNATIONAL, INC.
                              4314 ZEVEX Park Lane
                           Salt Lake City, Utah 84123

                         Annual Meeting of Shareholders
                                  June 4, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of ZEVEX International, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 1, 1998, and hereby appoints Dean G. Constantine and Phillip L. McStotts and each of them, proxies and attorneys-in-fact, with full power to each of substitution in behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders ("Annual Meeting") to be held on June 4, 1998 at 3:00 p.m. Mountain Time, at the offices of the Company located at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, and at any adjournment(s) thereof, and to vote all shares of Common Stock held of record by the undersigned on April 19, 1998, which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below and upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors recommends votes FOR the following proposals:

     1.   ELECTION OF DIRECTORS

[ ]  FOR all nominees listed below for the terms   [ ] WITHHOLD AUTHORITY
     ending in the year set forth                      to vote for all nominees
     opposite their names                              listed below

         (except as indicated to the contrary in the space below)

         Dean G. Constantine        2001
         David J. McNally           2000
         Phillip L. McStotts        1999
         Bradly A. Oldroyd          2000
         Darla R. Gill              1999

To withhold a vote from any nominee(s), print the name(s) of such person(s) in the space provided:

-----------------------------------------------------------

-----------------------------------------------------------

     2. APPOINTMENT OF ERNST & YOUNG, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1998.

            [ ]    FOR      [ ]     AGAINST     [ ]      ABSTAIN

     3. APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S AMENDED STOCK OPTION PLAN FROM 240,000 SHARES TO 600,000 SHARES.
            [ ]    FOR      [ ]     AGAINST     [ ]      ABSTAIN

                     (continued and signed on reverse side)
                          (reverse side of proxy card)

4. IN THEIR DISCRETION, proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS OUTLINED ABOVE AND ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

         Please sign exactly as the name appears on your Stock Certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If the shares are owned by a corporation, an authorized officer must sign in the name of the corporation.

Dated:  ______________________

NUMBER OF SHARES HELD OF RECORD   NUMBER OF SHARES HELD AT BROKERAGE OR CLEARING
                                  HOUSE



                                  NAME OF BROKERAGE OR CLEARING HOUSE


SIGNATURE (if held by an individual)



PRINT NAME                         NAME OF ENTITY SHAREHOLDER
                                   (if not held by an individual)



SIGNATURE (if held jointly)        SIGNATURE OF AUTHORIZED SIGNER OF ENTITY



PRINT NAME                         TITLE OF AUTHORIZED SIGNER

RETURN PROXY TO:            ZEVEX International, Inc.
                          4314 ZEVEX Park Lane, Salt Lake City, Utah 84123